Exhibit 99.1

Marvell Technology Group Ltd. Reports First Quarter of Fiscal Year 2019
Financial Results

•	Q1 Revenue: $605 million

•	Q1 Gross Margin: 62.1% GAAP gross margin; 62.5% non-GAAP gross margin

•	Q1 Diluted earnings per share: $0.25 GAAP diluted earnings per share from continuing operations; $0.32 non-GAAP diluted earnings per share from continuing operations

•	Cash and short-term investments: $1.9 billion

Santa Clara, Calif. (May 31, 2018) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking and connectivity semiconductor solutions, today reported financial results for the first fiscal quarter of fiscal year 2019. Revenue for the first quarter of fiscal 2019 was $605 million, which exceeded the midpoint of the Company’s guidance provided on March 8, 2018.
GAAP net income from continuing operations for the first quarter of fiscal 2019 was $129 million, or $0.25 per diluted share. Non-GAAP net income from continuing operations for the first quarter of fiscal 2019 was $165 million, or $0.32 per diluted share. Cash flow from operations for the first quarter was $129 million.

“Fiscal 2019 is off to a strong start, driven by the performance of our storage, networking and connectivity businesses which grew 7% year over year in Q1. Marvell’s R&D engine is executing well, and our newly announced products are fueling a growing design win pipeline,” said Marvell President and CEO Matt Murphy. “Overall, I'm pleased with the results and thank the entire Marvell team for their effort and contribution.”

Second Quarter of Fiscal 2019 Financial Outlook

•
Revenue is expected to be $600 million to $630 million. This guidance range excludes approximately $7 million in revenue from a Chinese OEM due to the trade restrictions imposed by the U.S. government.

•	GAAP and non-GAAP gross margins are expected to be approximately 63% to 64%.

•	GAAP operating expenses are expected to be $260 million to $270 million.

•	Non-GAAP operating expenses are expected to be approximately $210 million.

•	GAAP diluted EPS from continuing operations is expected to be in the range of $0.22 to $0.26 per share.

•	Non-GAAP diluted EPS from continuing operations is expected to be in the range of $0.32 to $0.36 per share.

Conference Call
Marvell will conduct a conference call on Thursday, May 31, 2018 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal 2019. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 1449837. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Friday, June 8, 2018.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the first quarter of fiscal 2019, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Non-GAAP diluted net income per share from continuing operations is calculated by dividing non-GAAP net income from continuing operations by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: the impact on future performance of Marvell’s newly announced products; Marvell’s expectations regarding its second quarter of fiscal 2019 financial outlook; and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the risk that the Cavium transaction may not be completed in a timely manner or at all, which may adversely affect Cavium’s business and the price of its common stock and/or Marvell’s business and the price of its common shares; the failure to satisfy the conditions to the consummation of the transaction, including receipt of certain governmental and regulatory approvals; the failure of Marvell to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the transaction on Cavium’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of Cavium or Marvell and potential difficulties in Cavium employee retention as a result of the transaction; risks related to diverting management’s attention from Cavium’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Marvell or against Cavium related to the merger agreement or the transaction; the ability of Marvell to successfully integrate Cavium’s operations and product lines; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage, networking and connectivity markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 as filed with the SEC on March 29, 2018, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, networking and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 5, 2018	February 3, 2018	April 29, 2017
Net revenue	$604,631	$615,409	$572,709
Cost of goods sold	228,938	241,927	227,198
Gross profit	375,693	373,482	345,511

Operating expenses:
Research and development	176,734	180,000	188,096
Selling, general and administrative	72,313	68,291	55,104
Litigation settlement (a)	—	74,385	—
Restructuring related charges (gain)	1,567	(3,205)	886
Total operating expenses	250,614	319,471	244,086
Operating income from continuing operations	125,079	54,011	101,425
Interest and other income, net	7,296	4,788	3,333
Income from continuing operations before income taxes	132,375	58,799	104,758
Provision for income taxes	3,763	10,036	5,166
Income from continuing operations, net of tax	128,612	48,763	99,592
Income from discontinued operations, net of tax	—	—	7,029
Net income	$128,612	$48,763	$106,621

Net income per share — Basic:
Continuing operations	$0.26	$0.10	$0.20
Discontinued operations	$—	$—	$0.01
Net income per share - Basic	$0.26	$0.10	$0.21

Net income per share — Diluted:
Continuing operations	$0.25	$0.10	$0.20
Discontinued operations	$—	$—	$0.01
Net income per share - Diluted	$0.25	$0.10	$0.21

Weighted average shares:
Basic	497,335	493,663	503,790
Diluted	508,716	506,197	517,592

(a) Represents legal settlement and associated costs related to Luna shareholder litigation matter.

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	May 5, 2018	February 3, 2018
Assets
Current assets:
Cash and cash equivalents	$1,167,258	$888,482
Short-term investments	712,053	952,790
Accounts receivable, net	329,650	280,395
Inventories	169,556	170,039
Prepaid expenses and other current assets	38,868	41,482
Assets held for sale	30,707	30,767
Total current assets	2,448,092	2,363,955
Property and equipment, net	213,656	202,222
Goodwill	1,993,310	1,993,310
Other non-current assets	209,261	148,800
Total assets	$4,864,319	$4,708,287

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$157,043	$145,236
Accrued liabilities	180,117	86,958
Accrued employee compensation	105,601	127,711
Deferred income	1,880	61,237
Total current liabilities	444,641	421,142
Non-current income taxes payable	56,606	56,976
Other non-current liabilities	77,561	88,756
Total liabilities	578,808	566,874

Shareholders’ equity:
Common stock	1,000	991
Additional paid-in capital	2,744,478	2,733,292
Accumulated other comprehensive loss	(2,404)	(2,322)
Retained earnings	1,542,437	1,409,452
Total shareholders’ equity	4,285,511	4,141,413
Total liabilities and shareholders’ equity	$4,864,319	$4,708,287

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended
	May 5, 2018	April 29, 2017
Cash flows from operating activities:
Net income	$128,612	$106,621
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	20,343	20,742
Share-based compensation	23,852	24,017
Amortization and write-off of acquired intangible assets	—	1,071
Restructuring related impairment charges (gain)	—	(516)
Gain from investments in privately-held companies	(1,100)	—
Amortization of premium /discount on available-for-sale securities	1,161	206
Other non-cash expense (income), net	813	(25)
Deferred income taxes	824	783
Loss on sale of property and equipment	17	58
Gain on sale of discontinued operations	—	(8,155)
Changes in assets and liabilities:
Accounts receivable	(47,393)	(21,763)
Inventories	2,680	(11,542)
Prepaid expenses and other assets	(14,108)	5,394
Accounts payable	14,744	31,423
Accrued liabilities and other non-current liabilities	21,236	(11,625)
Accrued employee compensation	(22,110)	(7,529)
Deferred income	(797)	5,016
Net cash provided by operating activities	128,774	134,176
Cash flows from investing activities:
Purchases of available-for-sale securities	(13,457)	(198,416)
Sales of available-for-sale securities	70,273	78,764
Maturities of available-for-sale securities	128,820	82,235
Purchases of time deposits	(25,000)	(75,000)
Maturities of time deposits	75,000	75,000
Purchases of technology licenses	(360)	(1,093)
Purchases of property and equipment	(13,588)	(9,741)
Proceeds from sales of property and equipment	11	685
Net proceeds from sale of discontinued operations	—	22,954
Other	(5,000)	7,275
Net cash provided by (used in) investing activities	216,699	(17,337)
Cash flows from financing activities:
Repurchases of common stock	—	(166,293)
Proceeds from employee stock plans	11,055	19,939
Minimum tax withholding paid on behalf of employees for net share settlement	(23,893)	(21,809)
Dividend payments to shareholders	(29,798)	(29,991)
Payments on technology license obligations	(20,461)	(6,815)
Payment of equity and debt financing costs	(3,600)	—
Net cash used in financing activities	(66,697)	(204,969)
Net increase (decrease) in cash and cash equivalents	278,776	(88,130)
Cash and cash equivalents at beginning of period	888,482	814,092
Cash and cash equivalents at end of period	$1,167,258	$725,962

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended
	May 5, 2018	February 3, 2018	April 29, 2017
GAAP gross profit:	$375,693	$373,482	$345,511
Special items:
Share-based compensation	1,905	1,662	1,426
Other cost of goods sold (a)	—	8,000	—
Total special items	1,905	9,662	1,426
Non-GAAP gross profit	$377,598	$383,144	$346,937

GAAP gross margin	62.1%	60.7%	60.3%
Non-GAAP gross margin	62.5%	62.3%	60.6%

Total GAAP operating expenses	$250,614	$319,471	$244,086
Special items:
Share-based compensation	(21,947)	(19,715)	(20,313)
Restructuring related (charges) gain (b)	(1,567)	3,205	(886)
Amortization of and write-off acquired intangible assets	—	(358)	(1,071)
Litigation settlement (c)	—	(74,385)	—
Other operating expenses (d)	(15,252)	(10,579)	(2,303)
Total special items	(38,766)	(101,832)	(24,573)
Total non-GAAP operating expenses	$211,848	$217,639	$219,513

GAAP operating margin	20.7%	8.8%	17.7%
Other cost of goods sold (a)	—%	1.3%	—%
Share-based compensation	3.9%	3.5%	3.8%
Restructuring related charges (gain) (b)	0.3%	(0.5)%	0.2%
Amortization and write-off of acquired intangible assets	—%	0.1%	0.2%
Litigation settlement (c)	—%	12.1%	—%
Other operating expenses (d)	2.5%	1.6%	0.3%
Non-GAAP operating margin	27.4%	26.9%	22.2%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended
	May 5, 2018	February 3, 2018	April 29, 2017
GAAP interest and other income, net	$7,296	$4,788	$3,333
Special items:
Restructuring related items (e)	(1,512)	1,355	—
Total special items	(1,512)	1,355	—
Total non-GAAP interest and other income, net	$5,784	$6,143	$3,333

GAAP net income	$128,612	$48,763	$106,621
Less: Income from discontinued operations, net of tax	—	—	7,029
GAAP net income from continuing operations	128,612	48,763	99,592
Special items:
Other cost of goods sold (a)	—	8,000	—
Share-based compensation	23,852	21,377	21,739
Restructuring related charges (gain) in operating expenses (b)	1,567	(3,205)	886
Restructuring related items in interest and other income, net (e)	(1,512)	1,355	—
Amortization of and write-off acquired intangible assets	—	358	1,071
Litigation settlement (c)	—	74,385	—
Other operating expenses (d)	15,252	10,579	2,303
Pre-tax total special items	39,159	112,849	25,999
Other income tax effects and adjustments (f)	(3,098)	3,170	(64)
Non-GAAP net income from continuing operations	$164,673	$164,782	$125,527

Weighted average shares — diluted	508,716	506,197	517,592
Non-GAAP adjustment	6,871	6,026	5,562
Non-GAAP weighted average shares — diluted (g)	515,587	512,223	523,154

GAAP diluted net income per share from continuing operations	$0.25	$0.10	$0.20
Non-GAAP diluted net income per share from continuing operations	$0.32	$0.32	$0.24

(a)	Other costs of goods sold in the three months ended February 3, 2018 include charges for past intellectual property licensing matters.

(b)
Restructuring related charges include employee severance, facilities related costs, and impairment of equipment. Restructuring related charges in the three months ended February 3, 2018 includes the gain on sale of a building that was the direct result of restructuring.

(c)	Represents legal settlement and associated costs related to shareholder litigation matter.

(d)
Other operating expenses primarily include Cavium merger costs and costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to restructuring actions.

(e)	Interest and other income, net includes restructuring related items such as foreign currency remeasurement associated with restructuring related accruals.

(f)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4%.

(g)
Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company's financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	May 5, 2018	February 3, 2018	April 29, 2017	YoY	QoQ
Storage (1)	$317,069	$323,718	$303,808	4%	(2)%
Networking (2)	153,734	155,340	144,815	6%	(1)%
Connectivity (3)	90,494	86,271	76,091	19%	5%
Total Core	561,297	565,329	524,714	7%	(1)%
Other (4)	43,334	50,080	47,995	(10)%	(13)%
Total Revenue	$604,631	$615,409	$572,709	6%	(2)%

	Three Months Ended
% of Total	May 5, 2018	February 3, 2018	April 29, 2017
Storage (1)	52%	53%	53%
Networking (2)	26%	25%	25%
Connectivity (3)	15%	14%	13%
Total Core	93%	92%	91%
Other (4)	7%	8%	9%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD, SSD Controllers and Data Center Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Embedded ARM Processors and Automotive Ethernet, as well as a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Connectivity products are comprised primarily of WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos.
(4) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
T. Peter Andrew
Vice President, Treasury and Investor Relations
408-222-0777
ir@marvell.com